CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 7, 2013, with respect to the financial statements and supplemental schedule included in the Annual Report of OMNOVA Solutions Retirement Savings Plan on Form 11-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statement of OMNOVA Solutions Inc. on Forms S-8 (File No. 333-34938 effective April 17, 2000 and Post-Effective Amendment No. 1 effective December 6, 2000, and File No. 333-160509, effective July 7, 2009).

/s/GRANT THORNTON LLP

Cleveland, Ohio
June 7, 2013